UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other events.

Immune Pharmaceuticals Inc. (the “Company”) is filing this current report on Form 8-K to provide updated unaudited pro forma financial information, consisting of an unaudited pro forma condensed consolidated balance sheet as of September 30, 2017, which gives effect to the sale and issuance on October 23, 2017, of 18,000 units, each consisting of one share of Series E Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $1,080.00 per share, convertible at any time at the holder’s option into a number of shares of our common stock, par value $0.0001 per share (“Common Stock”) and 982 warrants to purchase shares of our common stock at an initial exercise price equal to $1.10 per share, at a public offering price of $1,000 per unit. Gross proceeds from the sale of the units were $18.0 million, which excludes underwriting discounts and commissions and offering expenses payable by the Company.

As indicated in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2017, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, the Company’s stockholders’ equity, on a pro forma basis, is $16.7 million as of September 30, 2017. As of the date of this filing, stockholders’ equity exceeds the $2.5 million requirement for continued listing on The Nasdaq Capital Market (“Nasdaq”). Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement. If at the date of its next periodic report, the Company does not evidence compliance, it could be subject to delisting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated balance sheet dated September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza
Name:	Elliot M. Maza
Title:	President and Chief Executive Officer

Date: November 17, 2017